UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35774	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

55 Challenger Road
Ridgefield Park, NJ		07660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (201) 371-8000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2026, Innodata Inc. (the “Company”) issued a press release announcing its second quarter 2026 financial results. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 3, 2026, the Board of Directors (the “Board”) of the Company approved the transition of Jack S. Abuhoff from the role of Chief Executive Officer of the Company to the role of Executive Chairman, effective as of September 30, 2026 (the “Effective Date”). Mr. Abuhoff will continue to serve as Chairman of the Board.

On August 3, 2026, the Board also appointed Rahul Singhal, age 52, current President and Chief Revenue Officer of the Company, to serve as Chief Executive Officer and Principal Executive Officer of the Company, and as a member of the Board, effective as of the Effective Date. Mr. Singhal will stand for reelection at the Company’s 2027 Annual Meeting of Stockholders. Mr. Singhal will not receive additional compensation as a member of the Board and is not expected to serve on any committees of the Board. Mr. Singhal has served as the Company’s President since November 2025, the Company’s Chief Revenue Officer since January 2022, and the Company’s Chief Product Officer from January 2019 to November 2025.

There are no family relationships between Mr. Singhal and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. There was no arrangement or understanding between Mr. Singhal and any other person pursuant to which Mr. Singhal was appointed as Chief Executive Officer, and there have not been any related party transactions involving Mr. Singhal requiring disclosure pursuant to Item 404(a) of Regulation S-K.

As of the date of this filing of this Current Report on Form 8-K, the Company has not entered into any material plan, contract or arrangement or made any material amendment thereto or made any grant or award, in each case in connection with Mr. Abuhoff’s appointment as Executive Chairman or Mr. Singhal’s appointment as Chief Executive Officer and director. Mr. Abuhoff’s and Mr. Singhal’s previously reported compensatory arrangements, grants and awards remain in effect. To the extent any such arrangements are materially amended, or any new material plan, contract or arrangement or amendment is entered into in connection with such appointments, including any new grant or award, the Company will file an amendment to this Current Report on Form 8-K within four business days after the Company enters into any such plan, contract, arrangement, amendment, grant or award to include the information required by Item 5.02(c)(3) on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index below.

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 6, 2026.
104	Cover Page Interactive Data File (formatted in iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA INC.

Date: August 6, 2026	By:	/s/ Jayant Chauhan
Jayant Chauhan
Chief Financial Officer